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                                  EXHIBIT 23.1
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                          CONSENT OF ERNST & YOUNG LLP


 We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Paragon Health Network, Inc. Employee Stock Purchase Plan of our report dated December 10, 1997, with respect to the consolidated financial statements and schedule of Mariner Post-Acute Network, Inc. (formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP
                                 ----------------------------------
                                 Ernst & Young LLP

Houston, Texas
August 28, 1998